UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2019

VULCAN MATERIALS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-33841	20-8579133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Urban Center Drive

Birmingham, Alabama 35242

(Address of principal executive offices) (zip code)

(205) 298-3000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	VMC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 12, 2019, D. Michael Wilson was elected to the Board of Directors (the “Board”) of Vulcan Materials Company (the “Company”). Mr. Wilson currently serves as President and Chief Executive Officer, and as a director, of Ingevity Corporation, a leading global supplier of specialty chemicals, high-performance carbon materials and engineered polymers.

Mr. Wilson has been appointed to serve on the Board’s Audit Committee and its Safety, Health and Environmental Affairs Committee. He will receive the directors fees and stock-based compensation for directors previously disclosed in the Company’s proxy statement for its 2019 Annual Meeting of Shareholders. He will stand for re-election at the Company’s 2020 Annual Meeting of Shareholders. There are no arrangements or understandings between Mr. Wilson and any other persons pursuant to which he was selected as a director. Mr. Wilson does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the election of Mr. Wilson to the Board is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 15, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VULCAN MATERIALS COMPANY

Date: July 15, 2019	By:	/s/ Michael R. Mills
Name: Michael R. Mills Title: Chief Administrative Officer and Secretary